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                                                      Registration No. 333-29111

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                FRESH FOODS, INC.
             (exact name of Registrant as specified in its charter)

                               POST OFFICE BOX 399
                         CLAREMONT, NORTH CAROLINA 28610
                                 (828) 459-7626
                        (address and telephone number of
                    Registrant's principal executive offices)

NORTH CAROLINA                                                        56-0945643
(State of Incorporation)                                        (I.R.S. Employer
                                                             Identification No.)

                FRESH FOODS, INC. 1987 SPECIAL STOCK OPTION PLAN
                              (Full Title of Plan)

                              --------------------

                                 JAMES E. HARRIS
                                Fresh Foods, Inc.
                                  P.O. Box 399
                         Claremont, North Carolina 28610
                                 (828) 459-7626
     (Name, address, and telephone number of agent for service of process.)

                                    Copy to:
                                J. R. SIMPSON II
                              Simpson Aycock, P.A.
                            204 East McDowell Street
                         Morganton, North Carolina 28655
                                 (828) 437-9744



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Fresh Foods, Inc. ("Fresh Foods") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by information contained in any other subsequently filed document incorporated by reference.

         1.       The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. All other reports filed pursuant to Section 13(a) or l5(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (l), above.

         3. The description of the common stock of the Registrant (the "Common Stock") contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisteres all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.



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ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.


         The consolidated financial statements of the Company and its subsidiaries as of February 27, 1998, and February 28, 1997, and for each of the three years in the period ended February 27, 1998, and the related supplemental schedules, incorporated herein by reference, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant has by resolution of its Board of Directors provided that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall to the fullest extent allowed by law, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expenses, including reasonable attorney's fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. As authorized by statute, the Registrant also maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to statute, resolution or otherwise.

         In addition to the above-described provisions, Section 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (I) he conducted himself in good faith, (ii) he reasonably believes that his conduct in his official capacity with the corporation was in its best interests and in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

         Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a part because of his capacity as a director

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or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.

         In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

(A)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove by registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 14(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





















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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of North Carolina, on this 15th day of August, 1998.

                                           FRESH FOODS, INC.


                                      By:/s/David R. Clark*
                                         -------------------------------------
                                            David R. Clark, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 15, 1998.

SIGNATURE                                                     CAPACITY

/s/Richard F. Howard*                       Chairman of the Board of Directors
--------------------------------
   Richard F. Howard


/s/James C. Richardson, Jr.*                Vice Chairman of the Board of
--------------------------------            Directors (Principal Executive
   James C. Richardson, Jr.                 Officer)


/s/David R. Clark*                          President and Director
--------------------------------            (Principal Operating Officer)
   David R. Clark


/s/James E. Harris*                         Executive Vice President
--------------------------------            (Principal Financial  Officer)
   James E. Harris


/s/Noland M. Mewborn*                       Vice President - Finance
--------------------------------            (Principal Accounting Officer)
    Noland M. Mewborn


/s/William R. McDonald III*                 Director
--------------------------------
William R. McDonald III



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                                            Director
--------------------------------
   Bobby G. Holman


                                            Director
--------------------------------
   Norbert E. Woodhams


 /s/Lewis C. Lanier*                        Director
--------------------------------
   Lewis C. Lanier


                                            Director
--------------------------------
   L. Dent Miller


/s/E. Edwin Bradford*                       Director
--------------------------------
   E. Edwin Bradford

                                            Director
--------------------------------
   William P. Foley

                                            Director
--------------------------------
   Andrew F. Puzder

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of North Carolina, on the 15th day of August, 1998.

                                            FRESH FOODS, INC. 1987 SPECIAL STOCK
                                            OPTION PLAN


                                            By:  /s/Richard F. Howard*
                                                 ----------------------------
                                                    Richard F. Howard

*By:/s/James R. Simpson II
    ------------------------------
       James R. Simpson II
       Attorney-in-Fact







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



                                INDEX TO EXHIBITS

Exhibit                                                    Sequentially
Number              Exhibit                                Numbered Page
------              -------                                -------------

(5)         Opinion and Consent of Simpson Aycock, P.A.,       *
            incorporated by reference from the
            Registrant's original Registration Statement,
            Exhibit 5 thereto.

23.1        Consent of Deloitte & Touche, incorporated by      *
            reference from the Registrant's Annual Report
            on Form 10-K for the year ended February 27,
            1998, Exhibit 23 thereto.

23.2        Consent of Simpson Aycock, P.A., is included       *
            with their opinion filed as Exhibit (5).

24          Third Amended Power of Attorney dated July 1,      *
            1997, which is incorporated by reference from
            the Registrants' Post-Effective Amendment
            No. 4, Exhibit 25, thereto.

24.1        Amendment to Power of Attorney

99.1        Fresh Foods, Inc. 1987 Incentive Stock Option      *
            Plan, which is incorporated by reference
            from the Registrant's original Registration
            Statement, Exhibit 4 thereto.

99.2        First Amendment to Fresh Foods, Inc. 1987          *
            Incentive Stock Option Plan, which is
            incorporated by reference from the
            Registrant's Post-Effective Amendment
            No. 4, Exhibit 4 thereto.

--------------------
*Incorporated by reference.


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